EXHIBIT 99.1

Dolby Laboratories Reports Fourth Quarter and Fiscal Year 2022 Financial Results

SAN FRANCISCO, Nov. 17, 2022 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the fourth quarter and full year of fiscal 2022.

"We continue to make progress in bringing the Dolby experience to all the ways people enjoy their content," said Kevin Yeaman, President and CEO, Dolby Laboratories. "While results came in below our expectations, we grew our presence across movies and TV, music, and user-generated content and we are confident in our long-term growth opportunities."

Fourth Quarter Fiscal 2022 Financial Highlights

  Total revenue was $278.2 million, compared to $285.0 million for the fourth quarter of fiscal 2021.
  GAAP net income was $27.8 million, or $0.28 per diluted share, compared to GAAP net income of $44.2 million, or $0.42 per diluted share, for the fourth quarter of fiscal 2021. On a non-GAAP basis, fourth quarter net income was $52.8 million, or $0.54 per diluted share, compared to $60.4 million, or $0.58 per diluted share, for the fourth quarter of fiscal 2021.
  Cash flows from operations were $51.3 million, compared to $109.8 million for the fourth quarter of fiscal 2021.
  We repurchased 2.9 million shares of our common stock and ended the quarter with about $361 million of stock repurchase authorization available going forward.

Full Year Fiscal 2022 Financial Highlights

  Total revenue was $1.25 billion, compared to $1.28 billion for the full year of fiscal 2021.
  GAAP net income was $184.1 million, or $1.81 per diluted share, compared to GAAP net income of $310.2 million, or $2.97 per diluted share, for the full year of fiscal 2021. On a non-GAAP basis, full year net income was $319.9 million, or $3.14 per diluted share, compared to $383.3 million, or $3.66 per diluted share, for the full year of fiscal 2021.
  Cash flows from operations were $318.6 million, compared to $447.8 million for the full year of fiscal 2021.
  We held cash, cash equivalents, and investments of $911.9 million as of September 30, 2022.

A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

  Volvo, Polestar, Lotus, and XPENG all announced their first vehicles to support Dolby Atmos.
  Gaana.com, a leading music streaming service in India, launched the support of Dolby Atmos.
  The German Super Cup final match was broadcast for the first time in Dolby Atmos.
  Moong Labs announced the launch of its popular mobile game "Epic Cricket – Big League" in Dolby Atmos.
  Xiaomi introduced the MIX Fold 2, their second smartphone to support Dolby Vision Capture.
  Microsoft announced three new Surface computers, all with Dolby Atmos and Dolby Vision.

Dividend

Today, Dolby announced a cash dividend of $0.27 per share of Class A and Class B common stock, payable on December 8, 2022, to stockholders of record as of the close of business on November 30, 2022.

Financial Outlook

Dolby’s financial outlook relies on estimates of royalty-based revenue that take into consideration the macroeconomic effect of certain events, including COVID-19, supply chain constraints, and consumer demand for electronic products. In addition, our actual results could differ materially from the estimates we are providing below due in part to the increased uncertainty resulting from these items as well as the geopolitical instability and continuing concerns around inflation and rising interest rates. The uncertainty resulting from these factors has greatly reduced our visibility into our future outlook. To the extent possible, the estimates we are providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned "Risk Factors" in our Annual Report on Form 10-K for fiscal 2022, to be filed on or around the date hereof.

Dolby is providing the following high-level estimates for the full year of fiscal 2023:

  Total revenue is expected to grow low single digits year-over-year.
  GAAP operating expenses are expected to decline roughly 2% year-over-year. Non-GAAP operating expenses are expected to grow roughly 2% year-over-year.
  We expect operating margins on a GAAP basis to be roughly 19% and on a non-GAAP basis to be roughly 30%.

Dolby is providing the following estimates for its first quarter of fiscal 2023:

  Total revenue is estimated to range from $300 million to $330 million.
  Operating expenses are anticipated to range from $214 million to $224 million on a GAAP basis and from $180 million to $190 million on a non-GAAP basis.
  Effective tax rate is anticipated to range from 22% to 24% on a GAAP basis and 19% to 21% on a non-GAAP basis.
  Diluted earnings per share is anticipated to range from $0.46 to $0.61 on a GAAP basis and from $0.76 to $0.91 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss fourth quarter fiscal 2022 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, November 17, 2022. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-844-200-6205 (or dialing 1-929-526-1599 for international callers) and entering confirmation code 357413.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, November 17, 2022, until 11:00 p.m. PT on Thursday, November 24, 2022 (2:00 a.m. ET on Friday, November 25, 2022), by dialing 1-866-813-9403 (international callers can access the replay by dialing +44-204-525-0658) and entering the confirmation code 258585. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Financial Results

The financial results for the fourth quarter and fiscal year ended September 30, 2022 discussed in this release are subject to the completion of the audit of our year-end financial statements and to adjustment, pursuant to our revenue recognition policies under ASC 606. In accordance with ASC 606, we may be required to recognize revenue between the date of this release and the time at which we issue our audited consolidated financial statements. Any changes to the estimated financial results discussed above as a result of our revenue recognition policies under ASC 606 will be included in our Annual Report on Form 10-K for fiscal 2022.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations and performance. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, we exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating results.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Other operating income adjustments: In the second quarter of fiscal 2022, we recorded an expense of $34.4 million related to a one-time settlement and accrual in connection with indemnification requests under commercial agreements that we assumed as part of an acquisition in 2014 related to our cinema products business. We expect this settlement and related accrual to fully resolve this matter. Also, in the first quarter of fiscal 2021, we recorded a one-time gain on the sale of property, which was previously classified as held for sale. The property was 51% owned by the controlling interest, therefore 51% of the gain recognized has been attributed to the controlling interest. We have excluded both of these items as they are unusual, non-recurring events that are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business, including as a means to evaluate period-to-period comparisons. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's financial results for the fourth quarter and full year of fiscal 2022, expected financial results for the first quarter of fiscal 2023 and full year fiscal 2023, our ability to expand existing business, navigating challenging periods, pursue our long-term growth opportunities, and advance our other long-term objectives, and future dividend payments are "forward-looking statements" that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of COVID-19 and economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market, including closures or limitations of cinema capacity and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues, such as the conflict between Russia and Ukraine; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that media is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; the completion of the audit of our year-end financial statements, final adjustments and other developments that may arise between now and the time our audited consolidated financial statements are issued; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our Annual Report on Form 10-K filed on or around the date hereof. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Forward-looking statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. We partner with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	September 30, 2022	September 24, 2021	September 30, 2022	September 24, 2021
Revenue:
Licensing	$249,127	$265,988	$1,164,533	$1,214,147
Products and services	29,077	19,037	89,260	67,109
Total revenue	278,204	285,025	1,253,793	1,281,256

Cost of revenue:
Cost of licensing	16,234	13,935	61,597	55,421
Cost of products and services	20,945	16,764	79,763	74,604
Total cost of revenue	37,179	30,699	141,360	130,025

Gross margin	241,025	254,326	1,112,433	1,151,231

Operating expenses:
Research and development	62,070	61,966	261,174	253,640
Sales and marketing	90,202	98,466	358,716	332,671
General and administrative	57,065	54,193	275,315	224,161
Gain on sale of assets	—	—	—	(13,871)
Restructuring charges	4,580	(664)	10,623	10,240
Total operating expenses	213,917	213,961	905,828	806,841

Operating income	27,108	40,365	206,605	344,390

Other income/(expense):
Interest income	3,338	816	6,568	3,493
Interest expense	(139)	(119)	(394)	(479)
Other income, net	667	1,996	2,500	7,108
Total other income	3,866	2,693	8,674	10,122

Income before income taxes	30,974	43,058	215,279	354,512
(Provision for)/benefit from income taxes	(3,215)	1,170	(31,381)	(36,689)
Net income including controlling interest	27,759	44,228	183,898	317,823
Less: net (income)/loss attributable to controlling interest	(3)	(37)	189	(7,596)
Net income attributable to Dolby Laboratories, Inc.	$27,756	$44,191	$184,087	$310,227

Net income per share:
Basic	$0.29	$0.44	$1.84	$3.07
Diluted	$0.28	$0.42	$1.81	$2.97
Weighted-average shares outstanding:
Basic	97,077	101,227	99,990	101,190
Diluted	98,461	104,369	101,983	104,622

DOLBY LABORATORIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	September 30, 2022	September 24, 2021
ASSETS
Current assets:
Cash and cash equivalents	$620,127	$1,225,380
Restricted cash	8,244	7,652
Short-term investments	189,213	38,839
Accounts receivable, net	243,593	232,609
Contract assets, net	176,093	182,316
Inventories, net	23,549	10,965
Prepaid expenses and other current assets	50,075	62,737
Total current assets	1,310,894	1,760,498
Long-term investments	102,514	62,819
Property, plant and equipment, net	513,481	534,381
Operating lease right-of-use assets	46,530	67,128
Goodwill and intangible assets, net	477,412	463,584
Deferred taxes	183,568	156,020
Other non-current assets	55,149	61,257
Total assets	$2,689,548	$3,105,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,171	$17,779
Accrued liabilities	230,237	262,728
Income taxes payable	1,265	1,334
Contract liabilities	18,588	18,473
Operating lease liabilities	13,257	15,403
Total current liabilities	277,518	315,717
Non-current contract liabilities	23,203	23,713
Non-current operating lease liabilities	37,685	56,715
Other non-current liabilities	100,122	105,310
Total liabilities	438,528	501,455

Stockholders’ equity:
Class A common stock	53	59
Class B common stock	41	41
Retained earnings	2,297,730	2,607,909
Accumulated other comprehensive loss	(51,641)	(10,030)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,246,183	2,597,979
Controlling interest	4,837	6,253
Total stockholders’ equity	2,251,020	2,604,232
Total liabilities and stockholders’ equity	$2,689,548	$3,105,687

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year Ended
	September 30, 2022	September 24, 2021
Operating activities:
Net income including controlling interest	$183,898	$317,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,461	95,860
Stock-based compensation	114,925	99,698
Amortization of operating lease right-of-use assets	15,148	16,897
Amortization of premium on investments	1,440	1,373
Provision for/(benefit from) credit losses	5,460	(2,889)
Deferred income taxes	(29,465)	(37,048)
Gain on sale of assets	—	(13,871)
Other non-cash items affecting net income	(5,037)	(5,452)
Changes in operating assets and liabilities:
Accounts receivable, net	(14,314)	(49,034)
Contract assets, net	6,300	(21,154)
Inventories	(11,759)	17,154
Operating lease right-of-use assets	266	(5,199)
Prepaid expenses and other assets	8,760	17,165
Accounts payable and accrued liabilities	(33,542)	44,230
Income taxes, net	8,446	(2,975)
Contract liabilities	(413)	2,361
Operating lease liabilities	(15,399)	(11,369)
Other non-current liabilities	(4,599)	(15,817)
Net cash provided by operating activities	318,576	447,753

Investing activities:
Purchases of marketable securities	(311,313)	(67,101)
Proceeds from sales of marketable securities	9,459	10,892
Proceeds from maturities of marketable securities	108,546	53,893
Purchases of property, plant, and equipment	(47,928)	(54,454)
Proceeds from sale of assets	—	16,365
Payments for business combinations, net of cash acquired	(38,171)	(4,500)
Purchases of intangible assets	(11,528)	—
Purchases of other investments	(5,000)	—
Net cash used in investing activities	(295,935)	(44,905)

Financing activities:
Proceeds from issuance of common stock	57,848	122,088
Repurchase of common stock	(530,486)	(245,864)
Payment of cash dividend	(100,067)	(89,172)
Distribution to controlling interest	(1,435)	(7,362)
Shares repurchased for tax withholdings on vesting of restricted stock	(36,418)	(32,205)
Net cash used in financing activities	(610,558)	(252,515)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(16,744)	2,720
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(604,661)	153,053
Cash, cash equivalents, and restricted cash at beginning of period	1,233,032	1,079,979
Cash, cash equivalents, and restricted cash at end of period	$628,371	$1,233,032

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the fourth quarter and fiscal year ended September 30, 2022 and September 24, 2021:

Net income:	Fiscal Quarter Ended		Fiscal Year Ended
	September 30, 2022	September 24, 2021	September 30, 2022	September 24, 2021
GAAP net income	$27.8	$44.2	$184.1	$310.2
Stock-based compensation(1)	27.0	24.1	114.9	99.7
Amortization of acquisition-related intangibles(2)	1.8	2.7	9.1	10.2
Other operating income adjustments	—	—	34.4	(6.8)
Restructuring charges	4.6	(0.7)	10.6	10.2
Income tax adjustments	(8.4)	(9.9)	(33.2)	(40.2)
Non-GAAP net income	$52.8	$60.4	$319.9	$383.3

(1) Stock-based compensation included in above line items:
Cost of products and services	$0.4	$0.5	$1.7	$2.1
Research and development	8.6	7.3	37.1	29.7
Sales and marketing	9.6	8.2	41.3	36.4
General and administrative	8.4	8.1	34.8	31.5

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$—	$0.7	$1.5	$2.8
Cost of products and services	0.9	0.9	3.1	3.6
Research and development	0.1	0.1	0.5	0.4
Sales and marketing	0.8	1.0	3.7	3.4
General and administrative	—	—	0.3	—

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year Ended
	September 30, 2022	September 24, 2021	September 30, 2022	September 24, 2021
GAAP diluted earnings per share	$0.28	$0.42	$1.81	$2.97
Stock-based compensation	0.27	0.22	1.13	0.95
Amortization of acquisition-related intangibles	0.02	0.04	0.09	0.10
Other operating income adjustments	—	—	0.34	(0.08)
Restructuring charges	0.05	(0.01)	0.10	0.10
Income tax adjustments	(0.08)	(0.09)	(0.33)	(0.38)
Non-GAAP diluted earnings per share	$0.54	$0.58	$3.14	$3.66

Weighted-average shares outstanding - diluted	98	104	102	105

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the first quarter of fiscal 2023 and fiscal 2023 included in this release:

Operating expenses:	Q1 2023	Fiscal 2023
GAAP operating expenses (low - high end of range)	$214 - $224	(2%) +/- year-over-year
Stock-based compensation	(33)	(124)
Amortization of acquisition-related intangibles	(1)	(4)
Non-GAAP operating expenses (low - high end of range)	$180 - $190	+2% +/- year-over-year

Operating margin:	Fiscal 2023
GAAP operating margin (low - high end of range)	19% +/-
Stock-based compensation	10%
Amortization of acquisition-related intangibles	1%
Non-GAAP operating margin (low - high end of range)	30% +/-

Effective tax rate:	Q1 2023
GAAP effective tax rate (low - high end of range)	22% - 24%
Stock-based compensation (low - high end of range)	(2%) - (1%)
Amortization of acquisition-related intangibles (low - high end of range)	(1%) - 0%
Other (low - high end of range)	(1%) - 0%
Non-GAAP effective tax rate (low - high end of range)	19% - 21%

Diluted earnings per share:	Q1 2023
	Low	High
GAAP diluted earnings per share	$0.46	$0.61
Stock-based compensation	0.34	0.34
Amortization of acquisition-related intangibles	0.02	0.02
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.76	$0.91

Weighted-average shares outstanding - diluted	99	99

Investor Contact:
Maggie O’Donnell
Dolby Laboratories
914-267-7390
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com